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As filed with the Securities and Exchange Commission on March 8, 2012

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

RIGEL PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	94-3248524 (I.R.S. Employer Identification No.)

1180 Veterans Boulevard
South San Francisco, CA 94080
(650) 624-1100
(Address, including zip code, and telephone number,
including area code, of Registrant's principal executive offices)

James M. Gower
Chairman of the Board and Chief Executive Officer
Rigel Pharmaceuticals, Inc.
1180 Veterans Boulevard
South San Francisco, CA 94080
(650) 624-1100
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:
 David G. Peinsipp
Cooley LLP
101 California Street, 5th Floor
San Francisco, CA 94111-5800
(415) 693-2000

Approximate date of commencement of proposed sale to the public:
From time to time on or after the effective date of this registration statement

           If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

           If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

           If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

           If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

           If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

           If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or smaller reporting company. See definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Securities Exchange Act of 1934, or the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee(1)

Common Stock, $0.001 par value per share	(2)	(3)	(3)	—

Warrants	(2)	(3)	(3)	—

Total	(2)		$200,000,000	$22,920

(1)
Calculated pursuant to Rule 457(o) under the Securities Act of 1933, or the Securities Act.
(2)
There are being registered hereunder such indeterminate number of shares of common stock and such indeterminate number of warrants to purchase common stock, which together shall have an aggregate initial offering price not to exceed $200,000,000. Any securities registered hereunder may be sold separately or as units with the other securities registered hereunder. The proposed maximum offering price per unit will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder. The securities registered hereunder also include such indeterminate number of shares of common stock as may be issued upon exercise of warrants or pursuant to the antidilution provisions of any of such securities. In addition, pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.
(3)
The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

           The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated March 8, 2012

PROSPECTUS

$200,000,000
COMMON STOCK
WARRANTS

        From time to time, we may offer to sell common stock or warrants, or any combination of these securities, in amounts, at prices and on terms described in one or more supplements to this prospectus. We may also offer common stock upon the exercise of warrants.

        We will provide the specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, any applicable prospectus supplement, and any related free writing prospectus, as well as any documents incorporated by reference, before buying any of the securities being offered.

        Our common stock is traded on The NASDAQ Global Market under the symbol "RIGL." On March 5, 2012, the reported closing price of our common stock was $9.71 per share. The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on The NASDAQ Global Market or any securities market or other securities exchange of the securities covered by the applicable prospectus supplement.

        This prospectus may not be used to consummate a sale of any securities unless accompanied by a prospectus supplement.

        The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled "Plan of Distribution" in this prospectus. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

        Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading "Risk Factors" in this prospectus, in any applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        , 201  .

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, utilizing a "shelf" registration process. By using a shelf registration statement, we may offer and sell from time to time in one or more offerings the common stock or warrants or any combination of these securities described in this prospectus. We may offer and sell shares of our common stock and/or warrants to purchase common stock in one or more offerings, up to a total dollar amount of $200,000,000.

        You should rely only on the information contained in, or incorporated by reference into, this prospectus or any applicable prospectus supplement, along with the information contained in any related free writing prospectus that we have authorized for use in connection with a specific offering. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document, and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

        This prospectus and the information incorporated herein by reference includes trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus or any applicable prospectus supplement are the property of their respective owners.

        We urge you to read carefully both this prospectus and any applicable prospectus supplement, together with the information incorporated herein by reference as described under the heading "Where You Can Find Additional Information," before deciding whether to invest in any of the securities being offered.

        References in this prospectus to "Rigel," "we," "us," "our" or the "company" refer to Rigel Pharmaceuticals, Inc., a Delaware corporation.

PROSPECTUS SUMMARY

        This summary highlights information contained elsewhere or incorporated by reference into this prospectus. Because it is a summary, it does not contain all of the information that you should consider before investing in our securities. You should read this entire prospectus carefully, including the section entitled "Risk Factors" and the documents that we incorporate by reference into this prospectus, before making an investment decision.

 Rigel Pharmaceuticals, Inc.

Overview

        We are a clinical-stage drug development company that discovers and develops novel, small-molecule drugs for the treatment of inflammatory and autoimmune diseases, as well as muscle disorders. Our pioneering research focuses on intracellular signaling pathways and related targets that are critical to disease mechanisms. Our productivity has resulted in strategic collaborations with large pharmaceutical partners to develop and market our product candidates. Current product development programs include fostamatinib, an oral spleen tyrosine kinase (SYK) inhibitor that is in Phase 3 clinical trials for rheumatoid arthritis (RA) (partnered with AstraZeneca AB (AZ)), R343, an inhaled SYK inhibitor that has completed Phase 1 clinical trials for asthma, R548, an oral janus kinase 3 (JAK3) inhibitor in Phase 1 clinical trials for the treatment of transplant rejection and other immune disorders, and R333, a topical JAK/SYK inhibitor in Phase 1 clinical trials for the treatment of discoid lupus (lupus of the skin).

        During 2011 and the beginning of 2012, we:

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  Announced in January 2012 that AZ has indicated that the Phase 3 studies in RA are continuing as planned. The first of the OSKIRA (Oral SYK Inhibition in Rheumatoid Arthritis) studies, OSKIRA-1, completed full enrollment in the fourth quarter of 2011. AZ expects to file a New Drug Application (NDA) for fostamatinib in the United States and a European equivalent in the second half of 2013.

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  Entered into Phase 1 clinical trials with two of our lead product candidates during the fourth quarter of 2011. We are evaluating R548, an oral JAK3 inhibitor, as a potential therapeutic for transplant rejection and other systemic immune disorders, and R333, a topical JAK/SYK inhibitor aimed at treating various phases of discoid lupus (lupus of the skin).

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  Announced in August 2011 that AZ had commenced a Phase 2b clinical trial (OSKIRA-4) that explores fostamatinib as a monotherapy in RA in the first quarter of 2011.

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  Completed a public offering of 18,745,000 shares of our common stock in June 2011, which resulted in net proceeds of approximately $140.5 million, after deducting underwriting discounts and commissions and offering expenses.

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  Assumed development of R343 from Pfizer Inc. in May 2011 as a result of Pfizer's decision to exit research and development in the allergy and respiratory therapeutic area. We expect to initiate a Phase 2 clinical trial of R343 for the treatment of allergic asthma in the summer of 2012.

Corporate Information

        We were incorporated in Delaware in June 1996. Our principal executive office is located at 1180 Veterans Boulevard, South San Francisco, California 94080. Our telephone number is (650) 624-1100. Our website address is www.rigel.com. The information contained in, or accessible through, our website does not constitute a part of this prospectus or any prospectus supplement.

 The Securities We May Offer

        We may offer shares of our common stock and/or warrants to purchase our common stock with a total value of up to $200,000,000 from time to time under this prospectus, together with any applicable prospectus supplement and any related free writing prospectus, at prices and on terms to be determined by market conditions at the time of any offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including but not limited to, to the extent applicable:

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  aggregate principal amount or aggregate offering price;

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  exercise prices and/or maturity date, as applicable;

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  voting or other rights, if any; and

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  material or special U.S. federal income tax considerations, if any.

        Any applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

        We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities to or through agents or underwriters, we will include in the applicable prospectus supplement:

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  the names of those agents or underwriters;

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  applicable fees, discounts and commissions to be paid to them;

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  details regarding over-allotment options, if any; and

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  the net proceeds to us.

        Common Stock.    We may issue shares of our common stock from time to time. The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of our common stock are entitled to receive ratably such dividends as may be declared by our board of directors out of legally available funds. Upon our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to our common stock. In this prospectus, we have summarized certain general features of the common stock under "Description of Capital Stock—Common Stock." We urge you, however, to read any applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to any common stock being offered.

        Warrants.    We may issue warrants for the purchase of common stock. We may issue warrants independently or together with common stock and the warrants may be attached to or separate from these securities. In this prospectus, we have summarized certain general features of the warrants under "Description of Warrants." We urge you, however, to read any applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to the particular series of warrants being offered, as well as the complete warrant agreements and warrant certificates, as applicable, that contain the terms of the warrants. We have filed the forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants that we may offer as exhibits to the registration statement of which this prospectus is a part. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the supplemental forms of warrant agreements and warrant certificates, as applicable, that describe the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants.

        We will evidence each series of warrants by warrant certificates or agreements that we will issue. Warrants may be issued under an applicable warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if any, in any applicable prospectus supplement relating to a particular series of warrants.

RISK FACTORS

        An investment in our securities involves a high degree of risk. Before you make a decision to invest in our securities, you should consider carefully the risks described in the section entitled "Risk Factors" contained in our annual report for the year ended December 31, 2011, as filed with the SEC on March 6, 2012, which is incorporated herein by reference in its entirety, as well as any amendment or update thereto reflected in our subsequent filings with the SEC, and in any applicable prospectus supplement and any related free writing prospectus. If any of these risks actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of our common stock, or, if applicable, other securities, to decline and you may lose part or all of your investment. Moreover, the risks described are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business, operating results, prospects or financial condition.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference into this prospectus contain certain "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 with respect to our financial condition, results of operations and business. Words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "could," "would," "will," "may," "can," "continue," "potential," "should," and the negative of these terms or other comparable terminology often identify forward-looking statements. Statements in this prospectus and the other documents incorporated by reference that are not historical facts are hereby identified as "forward-looking statements" for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements, including the risks discussed under "Risk Factors" contained in this prospectus, and in our most recent annual report on Form 10-K and in our most recent quarterly report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC. These forward-looking statements include, but are not limited to, statements about:

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  our business and scientific strategies;

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  the progress of our product development programs, including clinical testing, and the timing of commencement and results thereof;

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  our corporate collaborations, and revenues that may be received from collaborations and the timing of those potential payments;

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  our drug discovery technologies;

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  our research and development expenses;

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  protection of our intellectual property;

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  the sufficiency of our cash resources and need for additional capital; and

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  our operations and legal risks.

        Many of the important factors that will determine these results are beyond our ability to control or predict. You are cautioned not to put undue reliance on any forward-looking statements, which speak only as of the date such forward-looking statements are made. You should carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading "Where You Can Find Additional Information," completely and with the understanding that our actual future results may be materially different from what we expect. Except as otherwise required by law, we do not assume any obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

USE OF PROCEEDS

        Except as described in any applicable prospectus supplement or in any related free writing prospectus we have authorized for use in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered hereby for research and development and other general corporate purposes. We may also use a portion of the net proceeds to acquire or invest in businesses, products and technologies that we believe are complementary to our own, although we are not currently planning or negotiating any such transactions. Pending these uses, we intend to invest the net proceeds in investment-grade, interest-bearing securities.

DESCRIPTION OF CAPITAL STOCK

General

        As of the date of this prospectus, our authorized capital stock consists of 100,000,000 shares of common stock, $0.001 par value per share, and 10,000,000 shares of preferred stock, $0.001 par value per share. As of February 29, 2012, there were 71,441,820 shares of our common stock outstanding. No shares of preferred stock were outstanding as of February 29, 2012.

        The following summary description of our capital stock is based on the provisions of our amended and restated certificate of incorporation and amended and restated bylaws, and the applicable provisions of the Delaware General Corporation Law. This information may not be complete in all respects and is qualified entirely by reference to the applicable provisions of our amended and restated certificate of incorporation, amended and restated bylaws, and the Delaware General Corporation Law. For information on how to obtain copies of our amended and restated certificate of incorporation and amended and restated bylaws, which are exhibits to the registration statement of which this prospectus is a part, see "Where You Can Find Additional Information."

        We may issue shares of our common stock from time to time, in one or more offerings. We will set forth in the applicable prospectus supplement a description of the terms of the offering of common stock, including the offering price, the net proceeds to us and other offering material relating to such offering.

Common Stock

        The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. The holders of our common stock do not have cumulative voting rights. Additionally, holders of a majority of the shares of our common stock entitled to vote in any election of directors may elect all of the directors standing for election. Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to receive ratably such dividends as may be declared by our board of directors out of legally available funds. Upon our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining available for distribution to our stockholders after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to our common stock. Additional shares of authorized common stock may be issued, as authorized by our board of directors from time to time, without stockholder approval, except as may be required by applicable stock exchange requirements.

        The rights of the holders of our common stock are subject to, and may be adversely affected by, the rights of holders of shares of any preferred stock that we may designate and issue in the future.

Preferred Stock

        Pursuant to our amended and restated certificate of incorporation, our board of directors has the authority, without further action by the stockholders (unless such stockholder action is required by applicable law or NASDAQ rules), to designate and issue up to 10,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the designations, voting powers, preferences and rights of the shares of each wholly unissued series, and any qualifications, limitations or restrictions thereof, and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding. We are not offering any shares of preferred stock pursuant to this prospectus.

        The General Corporation Law of the State of Delaware, the state of our incorporation, provides that the holders of preferred stock will have the right to vote separately as a class (or, in some cases, as a series) on an amendment to our certificate of incorporation if the amendment would change the par value or, unless the certificate of incorporation provides otherwise, the number of authorized shares of the class or change the powers, preferences or special rights of the class or series so as to adversely affect the class or series, as the case may be. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

        Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. Preferred stock could be issued quickly with terms designed to delay or prevent a change in control of our company or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock.

Stock Options and Warrants

        As of February 29, 2012, there were 11,762,382 shares of our common stock reserved for issuance under our 2000 Equity Incentive Plan and 3,499,751 shares available for issuance or future grant under our 2011 Equity Incentive Plan. In addition, as of such date, an entity held a warrant to purchase 200,000 shares of our common stock.

Anti-Takeover Effects of Provisions of Delaware Law and Our Charter Documents

        Delaware Takeover Statute.    We are subject to Section 203 of the Delaware General Corporation Law. Section 203 generally prohibits a public Delaware corporation such as us from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

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  prior to the date of the transaction, the Board of Directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

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  upon consummation of the transaction which resulted in the stockholder becoming an interest stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (a) shares owned by persons who are directors and also officers and (b) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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  on or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

        Section 203 defines a business combination to include:

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  any merger or consolidation involving the corporation and the interested stockholder;

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  any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) involving the interested stockholder of 10% or more of the assets of the corporation (or its majority-owned subsidiary);

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  subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

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  subject to exceptions, any transaction involving the corporation that has the effect, directly or indirectly, of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; and

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  the receipt by the interested stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of such corporation), of any loans, advances, guarantees, pledges or other financial benefits, other than certain benefits set forth in Section 203, provided by or through the corporation.

        In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person that is an affiliate or associate of such entity or person.

        Charter Documents.    Provisions of our amended and restated certificate of incorporation and amended and restated bylaws may delay or discourage transactions involving an actual or potential change in our control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Our amended and restated certificate of incorporation requires that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by a consent in writing. Additionally, our amended and restated certificate of incorporation:

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  does not provide for the use of cumulative voting in the election of directors;

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  provides for a board of directors, classified into three classes of directors;

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  provides that the authorized number of directors may be changed only by resolution of our board of directors; and

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  provides for the authority of our board of directors to issue up to 10,000,000 shares of "blank check" preferred stock and to determine the price, powers, preferences and rights of these shares, without stockholder approval.

        Our amended and restated bylaws provide that candidates for director may be nominated only by our board of directors or by a stockholder who gives written notice to us no later than 90 days prior nor earlier than 120 days prior to the first anniversary of the last annual meeting of stockholders, subject to certain exceptions. The authorized number of directors is fixed in accordance with our amended and restated certificate of incorporation. Our board of directors may appoint new directors to fill vacancies or newly created directorships. Our amended and restated bylaws also limit who may call a special meeting of stockholders.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is Wells Fargo Bank, N.A. Its address is 161 North Concord Exchange, South St. Paul, MN 55075-1139 and its telephone number is (800) 468-9716. The transfer agent for any series of preferred stock that we may offer under this prospectus will be named and described in the prospectus supplement for that series.

NASDAQ Global Market Listing

        Our common stock is listed on The NASDAQ Global Market under the trading symbol "RIGL."

DESCRIPTION OF WARRANTS

        The following description, together with the additional information we may include in the applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the warrants that we may offer under this prospectus. Warrants may be offered independently or together with common stock and may be attached to or separate from those securities. The following description of warrants will apply to the warrants offered by this prospectus unless we provide otherwise in an applicable prospectus supplement. The applicable prospectus supplement for a particular series of warrants may specify different or additional terms.

        We have filed forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants that may be offered as exhibits to the registration statement of which this prospectus is a part. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement and warrant certificate, as applicable, that describe the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants. The following summaries of material terms and provisions of the warrants are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate, as applicable, and any supplemental agreements applicable to a particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplement related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete warrant agreement and warrant certificate, as applicable, and any supplemental agreements, that contain the terms of the warrants.

General

        We will describe in the applicable prospectus supplement the terms of the series of warrants being offered, including:

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  the offering price and aggregate number of warrants offered;

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  the currency for which the warrants may be purchased;

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  if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

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  if applicable, the date on and after which the warrants and the related securities will be separately transferable;

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  in the case of warrants to purchase common stock, the number of shares of common stock purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

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  the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

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  the terms of any rights to redeem or call the warrants;

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  any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

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  the dates on which the right to exercise the warrants will commence and expire;

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  the manner in which the warrant agreements and warrants may be modified;

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  a discussion of material or special U.S. federal income tax considerations, if any, of holding or exercising the warrants;

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  the terms of the securities issuable upon exercise of the warrants; and

  •
  any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

        Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

        Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. The warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered. Unless we otherwise specify in the applicable prospectus supplement, warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.

        Upon receipt of payment and the warrant certificate or agreement, as applicable, properly completed and duly executed at the corporate trust office of the warrant agent, if any, or any other office, including ours, indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate or agreement are exercised, a new warrant certificate or agreement will be issued for the remaining warrants.

Governing Law

        Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements will be governed by and construed in accordance with the laws of the State of New York.

Enforceability of Rights by Holders of Warrants

        Each warrant agent, if any, will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Outstanding Warrants

        As of February 29, 2012, there was one outstanding warrant to purchase 200,000 shares of our common stock at an exercise price of $6.61 per share. The outstanding warrant may be exercised for cash or on a cashless basis, in which case we will deliver, upon exercise, the number of shares with respect to which the warrant is being exercised reduced by a number of shares having a value (as determined in accordance with the terms of the warrant) equal to the aggregate exercise price of the shares with respect to which the warrant is being exercised.

 PLAN OF DISTRIBUTION

        We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

  •
  at a fixed price or prices, which may be changed;

  •
  at market prices prevailing at the time of sale;

  •
  at prices related to such prevailing market prices; or

  •
  at negotiated prices.

        A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

  •
  the name or names of the underwriters, if any;

  •
  the purchase price of the securities or other consideration therefor, and the proceeds, if any, we will receive from the sale;

  •
  any over-allotment options under which underwriters may purchase additional securities from us;

  •
  any agency fees or underwriting discounts and other items constituting agents' or underwriters' compensation;

  •
  any public offering price;

  •
  any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any securities exchange or market on which the securities may be listed.

        Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement. If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

        We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

        We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

        We may provide agents and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

        All securities we may offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

        Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

        Any underwriters that are qualified market makers on The NASDAQ Global Market may engage in passive market making transactions in the common stock on The NASDAQ Global Market in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker's bid, however, the passive market maker's bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

        In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

 LEGAL MATTERS

        Cooley LLP, San Francisco, California will pass for us upon the validity of the securities being offered by this prospectus and the applicable prospectus supplements, and counsel named in the applicable prospectus supplement will pass upon legal matters for any underwriters, dealers or agents.

EXPERTS

        Ernst & Young LLP, independent registered public accounting firm, has audited our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2011, and the effectiveness of our internal control over financial reporting as of December 31, 2011, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document filed by us with the Securities and Exchange Commission at the Securities and Exchange Commission's Public Reference Room at 100 F Street NE, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at (800) SEC-0330. The Securities and Exchange Commission maintains a website that contains reports, proxy statements and other information regarding issuers that file electronically with the Securities and Exchange Commission, including Rigel. The address of the Securities and Exchange Commission website is http://www.sec.gov. We maintain a website at www.rigel.com. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus, and you should not consider it part of this prospectus or part of any prospectus supplement.

        The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. The SEC file number for the documents incorporated by reference in this prospectus is 0-29889. The documents incorporated by reference into this prospectus contain important information that you should read about us.

        The following documents are incorporated by reference into this document:

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed with the SEC on March 6, 2012;

  •
  our Current Report on Form 8-K (other than information furnished rather than filed) filed with the SEC on February 8, 2012; and

  •
  the description of our common stock, which is registered under Section 12 of the Exchange Act, in our registration statement on Form 8-A, filed with the SEC on October 3, 2000, including any amendments or reports filed for the purpose of updating such description.

        We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, or (ii) from the date of this prospectus but prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

        We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into such documents. Requests should be directed to: Rigel Pharmaceuticals, Inc., Attn: Corporate Secretary, 1180 Veterans Boulevard, South San Francisco, CA 94080, telephone: (650) 624-1100.

        Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, payable by the registrant in connection with the offering of the securities being registered. All the amounts shown are estimates.

SEC registration fee	$22,920
Accounting fees and expenses	150,000	*
Legal fees and expenses	150,000	*
Transfer agent fees and expenses	5,000	*
Printing fees	50,000	*
Miscellaneous expenses	50,000	*

Total	$427,920	*

*
Estimated.

Item 15.    Indemnification of Directors and Officers.

        Our amended and restated certificate of incorporation provides that we must indemnify our directors to the fullest extent under applicable law. Pursuant to Delaware law, this includes elimination of liability for monetary damages for breach of the directors' fiduciary duty of care to Rigel and its stockholders. However, our directors may be personally liable for liability:

  •
  for any breach of duty of loyalty to us or to our stockholders;

  •
  for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

  •
  for unlawful payment of dividends or unlawful stock repurchases or redemptions under Section 174 of the Delaware General Corporation Law; or

  •
  for any transaction from which the director derived an improper personal benefit.

        In addition, our amended and restated bylaws provide that:

  •
  we are required to indemnify our directors and executive officers to the fullest extent not prohibited by Delaware law or any other applicable law, subject to limited exceptions;

  •
  we may indemnify our other officers, employees and other agents as set forth in Delaware law or any other applicable law;

  •
  we are required to advance expenses to our directors and executive officers as incurred in connection with legal proceedings against them for which they may be indemnified; and

  •
  the rights conferred in the amended and restated bylaws are not exclusive.

        We have entered into indemnification agreements with each of our directors and certain officers. These agreements, among other things, require us to indemnify each director and officer to the fullest extent permitted by Delaware law, including indemnification for expenses such as attorneys' fees, judgments, fines and settlement amounts incurred by the director or officer in any action or proceeding, including any action by or in the right of Rigel, arising out of the person's services as a director or officer of us, any subsidiary of ours or any other company or enterprise to which the person provides services at our request. At present, we are not aware of any pending or threatened litigation or proceeding involving any of our directors, officers, employees or agents in which indemnification would be required or permitted. We believe that our charter provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

        The underwriting agreement that we might enter into (Exhibit 1.1) will provide for indemnification by any underwriters of Rigel, our directors, our officers who sign the registration statement and our controlling persons for some liabilities, including liabilities arising under the Securities Act.

Item 16.    Exhibits.

Exhibit Number	Description of the Document
1.1(1)	Form of Underwriting Agreement.
3.1(2)	Amended and Restated Certificate of Incorporation.
3.2(3)	Amended and Restated Bylaws.
4.1	Reference is made to Exhibits 3.1 and 3.2.
4.2(2)	Specimen Common Stock Certificate.
4.6	Form of Common Stock Warrant Agreement and Warrant Certificate.
5.1	Opinion of Cooley LLP.
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Cooley LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included in the signature page).

(1)
To be filed by amendment or by a report filed under the Exchange Act, and incorporated herein by reference, if applicable.

(2)
Filed as an exhibit to Rigel's Current Report on Form 8-K (No. 000-29889) dated June 24, 2003, and incorporated herein by reference.

(3)
Filed as an exhibit to Rigel's Current Report on Form 8-K (No. 000-29889), dated February 2, 2007, and incorporated herein by reference.

Item 17.    Undertakings.

        The undersigned registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

  (ii)
  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

    (iii)
    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 and Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)
  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

  (A)
  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

  (B)
  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

  (5)
  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

  (i)
  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

    (ii)
    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

    (iii)
    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

    (iv)
    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

  (6)
  That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

  (7)
  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Exchange Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on March 6, 2012.

Rigel Pharmaceuticals, Inc.
By:	/s/ JAMES M. GOWER James M. Gower Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

        Know All Persons By These Presents, that each person whose signature appears below constitutes and appoints James M. Gower and Ryan D. Maynard, and each of them, as true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments and registration statements filed pursuant to Rule 462) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, and generally to do all such things in their names and behalf in their capacities as officers and directors to enable Rigel to comply with the provisions of the Securities Act of 1933 and all requirements of the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ JAMES M. GOWER James M. Gower	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)	March 6, 2012
/s/ RYAN D. MAYNARD Ryan D. Maynard	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	March 6, 2012
/s/ DONALD G. PAYAN Donald G. Payan	Executive Vice President, President of Discovery and Research, and Director	March 6, 2012

Signatures	Title	Date

/s/ BRADFORD S. GOODWIN Bradford S. Goodwin	Director	March 6, 2012
/s/ GARY A. LYONS Gary A. Lyons	Director	March 6, 2012
/s/ WALTER H. MOOS Walter H. Moos	Director	March 6, 2012
/s/ HOLLINGS C. RENTON Hollings C. Renton	Director	March 6, 2012
/s/ PETER S. RINGROSE Peter S. Ringrose	Director	March 6, 2012
/s/ STEPHEN A. SHERWIN Stephen A. Sherwin	Director	March 6, 2012

EXHIBIT INDEX

Exhibit Number	Description of the Document
1.1(1)	Form of Underwriting Agreement.
3.1(2)	Amended and Restated Certificate of Incorporation.
3.2(3)	Amended and Restated Bylaws.
4.1	Reference is made to Exhibits 3.1 and 3.2.
4.2(2)	Specimen Common Stock Certificate.
4.6	Form of Common Stock Warrant Agreement and Warrant Certificate.
5.1	Opinion of Cooley LLP.
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Cooley LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included in the signature page).

(1)
To be filed by amendment or by a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference, if applicable.

(2)
Filed as an exhibit to Rigel's Current Report on Form 8-K (No. 000-29889) dated June 24, 2003, and incorporated herein by reference.

(3)
Filed as an exhibit to Rigel's Current Report on Form 8-K (No. 000-29889), dated February 2, 2007, and incorporated herein by reference.